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                                                                     EXHIBIT 2.5

                       AGREEMENT CONCERNING PREPAYMENT AND
                                AGENCY AGREEMENT

         THIS AGREEMENT CONCERNING PREPAYMENT AND AGENCY AGREEMENT (this "Agreement") is made and entered into as of the 15th day of November, 1996, by and among HEALTHDYNE INFORMATION ENTERPRISES, INC. ("HIE"), a Georgia corporation; Jerry Scott, a resident of Texas ("Scott"); George Schwend, a resident of Texas ("Schwend"); Keith Voigts, a resident of Texas ("Voigts"); Larry Streepy, a resident of Colorado ("Streepy"); Steve Fraser, a resident of Texas ("Fraser"); JMS Charitable Trust; JMS Inheritance Trust; ESS Charitable Trust; ESS Inheritance Trust; MLS Charitable Trust; MLS Inheritance Trust; and CBS Charitable Trust (collectively, the "Trusts"; Scott, Schwend, Voigts, Streepy, Fraser and the Trusts may be hereinafter collectively referred to as the "Shareholders"), and Scott, in his separate capacity as agent for the Shareholders (in such capacity, the "Agent").

                              W I T N E S S E T H:

         WHEREAS, Matria Healthcare, Inc., a Delaware corporation and successor by merger to Healthdyne Inc., a Georgia corporation ("Matria"), HIE, Healthcare Communications, Inc., a Texas corporation ("HCI"), the Shareholders and certain other shareholders of HCI entered into that certain Settlement Agreement dated as of December 31, 1995 (the "Settlement Agreement"); and

         WHEREAS, pursuant to Section 4 of the Settlement Agreement, Scott was appointed agent for the Shareholders for the purposes set forth in the Settlement Agreement; and

         WHEREAS, in connection with the Settlement Agreement, HIE executed that certain Non-Negotiable Convertible Promissory Note dated as of December 31, 1995 (the "Original Note") and payable to the Agent in the original principal amount of $5,061,824.82; and

         WHEREAS, Scott, Schwend and Streepy have requested that HIE prepay a portion of the indebtedness owing to each of them under the Original Note; and

         WHEREAS, as a condition precedent to such prepayment, HIE is requiring that the Agent and the Shareholders enter into this Agreement;

         NOW, THEREFORE, for and in consideration of the premises, the terms and conditions set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

         1. DEFINED TERMS. Defined terms used herein, as indicated by the initial capitalization thereof, shall have the same respective meanings ascribed to such terms in the Settlement Agreement unless otherwise specifically defined herein.

         2. APPOINTMENT OF SCOTT AS AGENT FOR SHAREHOLDERS. (a) each of the Shareholders hereby reaffirms his or its prior appointment of the Agent as such Shareholder's agent for the purposes set forth in the Settlement Agreement, and hereby further appoints the Agent, and the Agent hereby accepts such appointment, as such Shareholder's agent for the purpose of accepting any and all prepayments under the Original Note or any other promissory note issued as a replacement for, or in substitution of, the Original Note (such Original Note, or any promissory


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note issued in replacement therefor or in substitution thereof, is hereinafter referred to as the "Note"). In that connection, and in addition to the powers and responsibilities described in the Settlement Agreement, each of the Shareholders hereby expressly authorizes and directs the Agent, from time to time and at any time following the request of any Shareholder, to accept any prepayment on the Note, to exchange the Note for a replacement promissory note that reflects any prepayment by HIE of the indebtedness thereunder owing to such Shareholder, and to take any and all actions necessary or desirable in connection therewith or incidental thereto. In acting on behalf of any one or more of the Shareholders, the Agent shall not require the consent of any other Shareholder or Shareholders.

         (b) Each of the Shareholders and the Agent hereby irrevocably agrees with HIE that the agency arrangements established pursuant to the Settlement Agreement and pursuant to this Agreement shall remain in full force and effect unless and until HIE receives notice, in compliance with Section 18 of the Settlement Agreement, that such agency relationship has been terminated or modified. Each of the Shareholders, the Agent and HIE further agrees that any termination or modification of the agency agreement prior to HIE receives such notice shall be ineffective unless and until HIE so receives such notice.

         3. AGREEMENT TO PREPAY INDEBTEDNESS. With respect to the indebtedness owing to Scott, Schwend and Streepy under the Original Note, such Shareholders, the Agent and HIE hereby agree as follows:

         (a) HIE shall pay to the Agent on November 15, 1996 at the Agent's office in Dallas, Texas or in such other office as the Agent may designate in writing to HIE:

         (i) as partial prepayment of the indebtedness owing to Scott under the Original Note, Six Hundred Thousand Dollars ($600,000);

         (ii) as partial prepayment of the indebtedness owing to Schwend under the Original Note, One Hundred Forty Thousand Dollars ($140,000); and

         (iii) as partial prepayment of the indebtedness owing to Streepy under the Original Note, Sixty Thousand Dollars ($60,000).

         (b) The Agent shall deliver to HIE's designated representative the Original Note, together with a receipt for payment of the prepayments described in clause (a) above.

         (c) HIE shall execute and deliver to the Agent a Non-Negotiable Amended and Restated Convertible Promissory Note in the form of Exhibit A attached hereto.

         (d) Each of Scott, Schwend and Streepy hereby acknowledges and agrees that payment to the Agent of the amounts set forth in clause (a) above shall constitute a prepayment of the respective principal indebtedness owing to him under the Original Note, and that immediately following the making of such payment by HIE, (i) the outstanding principal amount of indebtedness owing to Scott shall be $2,322,028.32, (ii) the outstanding principal amount of indebtedness owing to Schwend, shall be $412,454.17, and (iii) the outstanding principal amount of indebtedness owing to Streepy shall be $425,140.67.

         4. ACKNOWLEDGMENT AND AGREEMENT OF SHAREHOLDERS AND AGENT. Each of the Shareholders other than Scott, Schwend and Streepy hereby acknowledges the prepayment set forth in Section 3 hereof. As of November , 1996, and after giving effect to the prepayments to


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each of Scott, Schwend and Streepy contemplated in Section 3 hereof, the outstanding principal and accrued interest owing to each of the Shareholders under the Note is as follows:

                           Shareholder                        Outstanding Principal Balance
                           -----------                        -----------------------------

                           Scott                                                $2,322,028.32
                           Schwend                                                 412,454.17
                           Voigts                                                   36,726.05
                           Streepy                                                 425,140.67
                           Fraser                                                  425,693.29
                           JMS Charitable Trust                                     55,472.78
                           JMS Inheritance Trust                                   168,610.94
                           ESS Charitable Trust                                     55,472.78
                           ESS Inheritance Trust                                   140,874.55
                           MLS Charitable Trust                                     92,418.09
                           MLS Inheritance Trust                                   168,610.94
                           CBS Charitable Trust                                     32,340.85

                           Total                                                $4,335,843.43


Each of the Shareholders and the Agent further acknowledges and agrees that HIE may, at any time and from time to time, prepay all or any portion of the indebtedness owing to any Shareholder without the consent of any other Shareholder; provided, however, that the Agent shall have consented to such prepayment.

         5. REFERENCES IN LOAN DOCUMENTS. HIE, the Shareholders and the Agent hereby agree that, as among themselves, all references in the Settlement Agreement and the other Note Documents to the Primary Note shall hereafter be deemed to be references to the Note.

         6. LIMITATION OF AGREEMENT. Except as expressly set forth herein, this Agreement shall not be deemed to waive, amend or modify any term or condition of the Settlement Agreement, which is hereby ratified and reaffirmed, and which shall remain in full force and effect without modification except as herein provided.

         7. FURTHER ASSURANCES. Upon the reasonable request of HIE, the Agent and each Shareholder agrees to take any and all actions, including, without limitation, the execution of certificates, documents, or instruments, necessary or appropriate to give effect to the agreements of the Shareholders set forth in this Agreement.

         8. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute the same Agreement. Any signature page of any such counterpart, or any electronic facsimile thereof, may be attached or appended to any other counterpart to complete a fully executed counterpart of this Agreement, and any telecopy or other facsimile transmission of any signature shall be deemed an original and shall bind such party.

         9. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon, and shall inure to the benefit of, the respective successors and assigns of the Shareholders, the Agent and HIE.


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         10.   SECTION REFERENCES. Section titles and references used in this
Agreement shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreements among the parties hereto evidenced hereby.

         11. GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Texas.


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         IN WITNESS WHEREOF, the parties hereto have executed this Agreement under seal as of the date first written above.


                                HEALTHDYNE INFORMATION
                                ENTERPRISES, INC.



                                By:      /s/ Joseph G. Bleser
                                   --------------------------------------
                                Title:   Vice President - Finance
                                         Chief Financial Officer


                                         /s/ Jerry D. Scott
                                -----------------------------------------
                                Jerry Scott, as Agent and individually



                                         /s/ George Schwend
                                -----------------------------------------
                                George Schwend



                                         /s/ Keith Voigts
                                -----------------------------------------
                                Keith Voigts



                                         /s/ Larry Steepy
                                -----------------------------------------
                                Larry Streepy



                                         /s/ Steve Fraser
                                -----------------------------------------
                                Steve Fraser


                                JMS CHARITABLE TRUST



                                By:      /s/ Bern A. Mortberg
                                -----------------------------------------
                                Trustee


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                                       JMS INHERITANCE TRUST



                                       By:      /s/ Bern A. Mortberg
                                          ---------------------------
                                       Trustee


                                       ESS CHARITABLE TRUST



                                       By:      /s/ Bern A. Mortberg
                                          ---------------------------
                                       Trustee


                                       ESS INHERITANCE TRUST



                                       By:      /s/ Bern A. Mortberg
                                          ---------------------------
                                       Trustee


                                       MLS CHARITABLE TRUST



                                       By:      /s/ Bern A. Mortberg
                                          ---------------------------
                                       Trustee


                                       MLS INHERITANCE TRUST



                                       By:      /s/ Bern A. Mortberg
                                          ---------------------------
                                       Trustee


                                       CBS CHARITABLE TRUST


                                       By:      /s/ Bern A. Mortberg
                                          ---------------------------
                                       Trustee



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